Exhibit 10.1

Rewards - Compensation Bonus Multiplier Program Executive Officers

Purpose	The Bonus Multiplier Program is intended to incentivize and reward individual performance for participants in the Short-Term Incentive Plan (STIP).

Eligibility

These guidelines apply to Executive Officers, with the exception of the President & Chief Executive Officer and the Executive Vice President & Chief Financial Officer.

To receive payment under the Bonus Multiplier Program, the participant must be actively employed as of the end of the fiscal year.

Plan Design

The plan pays +5% or -5% of an individual’s Short-Term Incentive Plan (STIP) payout based on performance relative to an individual metric.

Each employee will have an annual individual performance metric and target. If the employee achieves their performance target as of fiscal year-end, the employee will receive an additional 5% of their annual STIP bonus payout. If the employee does not achieve their performance target as of fiscal year-end, the employee will receive a 5% reduction to their annual STIP bonus payout.

In the following situations, the CEO has authority to change a -5% multiplier to 0 (in which case the standard STIP payout applies):

•    If performance is 95% of target or greater, or

•    If situations occurred outside of the control of the individual which makes target unachievable.

Payment

Payment will be made in cash, subject to taxes and deductions as applicable.

Payment will be made as soon as practical following the end of the fiscal year and will be paid with the STIP bonus payment.

Participant Status Changes	If a participant transfers jobs, a new individual metric may be established.

Administration

Participants may direct questions about the Bonus Multiplier Program to their local management or human resources representatives.

The Compensation Committee of the Board of Directors shall make a certification decision with respect to performance of financial or other metrics and consider extraordinary circumstances that may have positively or negatively impacted the achievement of the objectives. The Board or management in their discretion, reserves the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis.

Relevant Terms

Actively Employed - A full-time or part-time employee on the Company payroll. It excludes any employee who has been terminated from employment with the Company – voluntarily or involuntarily – in advance of fiscal year-end.

Company - H.B. Fuller Company and its wholly owned subsidiaries.

Payment - The cash reward payable after conclusion of the fiscal year.